                                                                       EXHIBIT A

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                 CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

                                  by and among

                          Access Pharmaceuticals, Inc.

                                       and

              the parties named herein on Schedule 1, as Purchasers

                                February 16, 2006

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      This CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is dated as of February 16, 2006, among Access Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the purchasers identified on Schedule 1 hereto
(each a "Purchaser" and collectively the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule
506 promulgated thereunder, the Company desires to issue and sell to the
Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company (i) up to an aggregate original principal amount of $5,000,000 of Secured Convertible Promissory Notes (the "Notes") and (ii) Common Stock
Purchase Warrants (the "Warrants") entitling the holders thereof to purchase up to 17,045,454 shares of the Company's Common Stock as more fully set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained in this
Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

                                    ARTICLE I

              DEFINITIONS AND TERMS OF NOTES AND WARRANTS

      1.1     DEFINITIONS.

      In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

      "Action" shall have the meaning ascribed to such term in Section 3.1(j).

      "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

      "Agreement" shall have the meaning ascribed to such term in the Preamble.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the
State of Texas are authorized or required by law or other governmental action to close.

      "Closing" shall have the meaning ascribed to such term in Section 2.1(a).

      "Closing Date" shall have the meaning ascribed to such term in Section
2.1(a).

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

      "Common Stock Equivalents" means any securities of the Company or the
Subsidiaries which would entitle the holder thereof to acquire at any time
Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common
Stock.

      "Company" shall have the meaning ascribed to such term in the Preamble.

      "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes.

      "Disclosure Schedules" means the Disclosure Schedules concurrently delivered herewith.

      "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

      "Environmental Laws" shall have the meaning ascribed to such term in
Section 3.1(y).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "FDC Act" shall have the meaning ascribed to such term in Section 3.1(m).

      "GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

      "Governmental Authorizations" shall have the meaning ascribed to such term in Section 3.1(m).

      "Hazardous Substances" shall have the meaning ascribed to such term in
Section 3.1(y).

      "Indemnified Party" shall have the meaning ascribed to such term in
Section 5.3.

      "Indemnifying Party" shall have the meaning ascribed to such term in
Section 5.3.

      "Intellectual Property" shall have the meaning ascribed to such term in
Section 3.1(o).

      "Investor Rights Agreement" means the Investor Rights Agreement, dated as of the date of this Agreement, between the Company and each of the Purchasers, in the form of Exhibit A hereto.

      "Lien" means a lien, charge, security interest, encumbrance, right of first refusal or other restriction, except for a lien for current taxes not yet due and payable and a minor imperfection of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

      "Material Adverse Effect" shall have the meaning ascribed to such term in
Section 3.1(b).

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      "Notes" shall have the meaning ascribed to such term in the recitals hereto.

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof)
or other entity of any kind.

      "Placement Agent Warrants" shall mean the common stock purchase warrants to be issued to SCO Securities LLC and/or its designees as compensation for services rendered in connection with the transaction set forth herein as provided on Schedule 1 attached hereto, which warrants shall be in the form of
Exhibit D hereto.

      "Premises" shall have the meaning ascribed to such term in Section 3.1(y).

      "Purchaser" shall have the meaning ascribed to such term in the Preamble.

      "Registration Statement" means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale by the Purchasers of the Conversion Shares and the Warrant Shares.

      "Rights" shall have the meaning ascribed to such term in Section 3.1(o).

      "Rule 144" means Rule 144 promulgated by the Commission pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      "SEC Reports" shall have the meaning ascribed to such term in Section
3.1(h).

      "Securities" means the Notes, the Conversion Shares, the Warrants and the
Warrant Shares.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Agreement" means the Security Agreement, dated as of the date of this Agreement, between the Company and each of the Purchasers, in the form of
Exhibit B hereto.

      "Subscription Amount" means, as to each Purchaser, the amount set forth beside such Purchaser's name on Schedule 1 hereto, in United States dollars and in immediately available funds.

      "Subsidiary" means, with respect to any entity, any corporation or other organization of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.

      "Trading Day" means (i) a day on which the Common Stock is traded on a
Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board,

                                        4

or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by
Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common
Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then
Trading Day shall mean a Business Day.

      "Trading Market" means the following markets or exchanges on which the
Common Stock is listed or quoted for trading on the date in question: the
American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market
or the Nasdaq Capital Market.

      "Transaction Documents" means this Agreement, the Notes, the Security
Agreement, the Investor Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      "Warrants" shall have the meaning ascribed to such term in the recitals hereto. The Placement Agent Warrants shall also constitute "Warrants" for all purposes hereunder and SCO Securities LLC and/or its designees and such other persons or entities shall constitute "Purchasers" for all purposes hereunder.

      "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

      1.2     TERMS OF THE NOTES AND WARRANTS. The terms and provisions of the
Notes are set forth in the form of Secured Convertible Promissory Note, attached hereto as Exhibit C. The terms and provisions of the Warrants are more fully set forth in the form of Warrant, attached hereto as Exhibit D.

                                   ARTICLE II

                                PURCHASE AND SALE

      2.1     CLOSING.

      (a)     The closing of the transactions contemplated under this
Agreement (the "Closing") will take place upon the execution of this Agreement by the Company and the Purchasers immediately following satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.3 (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of Wiggin and Dana LLP, 400 Atlantic Street, Stamford, CT 06901 (or
remotely via exchange of documents and signatures) or at such other place or day as may be mutually acceptable to the Purchasers and the Company. The date on which the Closing occurs is the "Closing Date".

      (b)     At the Closing, the Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell, (i) up to an aggregate original principal amount of $5,000,000 of Notes and (ii) Warrants to purchase up to
17,045,454 shares of Common Stock. Each Purchaser shall purchase from the
Company, and the Company shall issue and sell to each Purchaser, a Note in such principal amount and a Warrant to purchase such number of Warrant Shares, in each case, as is set forth next to such Purchaser's name on Schedule 1. The
Subscription Amount paid by each Purchaser shall be placed in escrow pending the
Closing pursuant to a

                                        5

Closing Escrow Agreement among the Company, SCO Securities LLC and Wiggin and
Dana LLP (the "Escrow Agent"), which agreement shall be in the form attached hereto as Exhibit E (the "Closing Escrow Agreement").

      2.2     CONDITIONS TO OBLIGATIONS OF PURCHASERS TO EFFECT THE CLOSING.

      The obligations of each Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by such Purchaser:

      (a)     At the Closing (unless otherwise specified below) the Company shall deliver or cause to be delivered to each Purchaser the following:

              (i)    this Agreement, duly executed by the Company;

              (ii)   an original Note for such Purchaser in the principal amount that is set forth on Schedule 1 hereto next to such Purchaser's name;

              (iii)  an original Warrant, registered in the name of such
Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock, as set forth next to such Purchaser's name on Schedule 1 hereto;

              (iv)   the Investor Rights Agreement, duly executed by the
Company;

              (v)    the Security Agreement, duly executed by the Company;

              (vi)   a legal opinion of Bingham McCutchen LLP, counsel to the
Company, in the form of Exhibit F hereto;

              (vii)  a certificate of the Secretary of the Company (the
"Secretary's Certificate"), attaching a true copy of the Certificate of
Incorporation and Bylaws of the Company, as amended to the Closing Date, and attaching true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this
Agreement and the other Transaction Documents; and

              (viii) Evidence satisfactory to the Purchasers that the Board of
Directors of the Company has approved the 1 for 5 Split to become effective as soon as practicable following receipt of stockholder approval thereof.

      (b)     All representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing
Date as though such representations and warranties were made on such date
(except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date).

      (c)     As of the Closing Date, there shall have been no Material
Adverse Effect with respect to the Company since the date hereof.

      (d)     From the date hereof to the Closing Date, trading in the Common
Stock shall not have been suspended by the Commission (except for any suspension of trading of limited

                                        6

duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or
New York State authorities.

      (e)     The Company shall have de-listed the Common Stock from the
American Stock Exchange and shall have provided evidence satisfactory to the
Purchasers to such effect.

      2.3.    CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE CLOSING.

      (a)     The obligations of the Company to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

              (i)    this Agreement, duly executed by such Purchaser;

              (ii)   such Purchaser's Subscription Amount, by wire transfer of
immediately available funds as provided in the Closing Escrow Agreement;

              (iii)  the Investor Rights Agreement, duly executed by such
Purchaser; and

              (iv)   the Security Agreement, duly executed by such Purchaser.

      (b)     All representations and warranties of each of the Purchasers contained herein shall remain true and correct as of the Closing Date as though such representations and warranties were made on such date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      Except as set forth under the corresponding section of the Disclosure
Schedules delivered concurrently herewith and except as provided in the SEC
Reports, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

      (A)     SUBSIDIARIES. Except as listed in Schedule 3.1(a), the Company has no direct or indirect Subsidiaries.

      (B)     ORGANIZATION AND QUALIFICATION. Each of the Company and the
Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any

                                        7

of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the
Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a
"Material Adverse Effect").

      (C)     AUTHORIZATION; ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction
Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the
Company enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      (D)     NO CONFLICTS. The execution, delivery and performance of the
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the
Company or a Subsidiary is bound or affected, except, in the cases of clause
(ii), where such conflict, default or violation would not have or result in a
Material Adverse Effect.

      (E)     FILINGS, CONSENTS AND APPROVALS. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby,
Form D and applicable Blue

                                        8

Sky filings and (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws.

      (F)     ISSUANCE OF THE SECURITIES. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all
Liens, other than any Liens created by or imposed on the holders thereof through no action of the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

      (G)     CAPITALIZATION.

              (i)   The authorized and outstanding capitalization of the Company is set forth on Schedule 3.1(g) hereto. All shares of the Company's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the
Company from March 1, 2002 to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. All taxes required to be paid by the Company in connection with the issuance and any transfers of the Company's capital stock have been paid. The holders of the
Company's Common Stock have certain rights under the company's Rights Agreement dated as of October 31, 2001 by and between the Company and American Stock
Transfer as Rights Agent. All outstanding securities of the Company have been issued in all material respects in accordance with the provisions of all applicable securities and other laws.

              (ii)  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except for employee and director stock options under the Company's equity compensation plans and as set forth on Schedule
3.1(h)(ii) hereto, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common
Stock, or contracts, commitments, understandings or arrangements by which the
Company or any Subsidiary is or may become bound to issue additional shares of
Common Stock, or securities or rights convertible or exchangeable into shares of
Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

      (H)     SEC REPORTS; FINANCIAL STATEMENTS; LIABILITIES.

              (i)   The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section
13(a) or 15(d) of the Exchange Act, for the 12 months preceding the date hereof
(or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC
Reports prior to

                                        9

the expiration of any such extension. As of their respective filing dates, the
SEC Reports complied in all material respects with the requirements of the
Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (ii)  The Company's (A) audited financial statements for the fiscal years ended December 31, 2004 and 2003 included in the Company's annual reports on Form 10-K filed with the Commission and (B) the financial statements included in the Company's quarterly reports on Form 10-Q filed with the
Commission for the first three fiscal quarters of 2005 comply with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing of such reports. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, subject to normal year-end audit adjustments. Such financial statements fairly present in all material respects the financial position of the Company and its consolidated subsidiaries, if any, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

              (iii) Except as set forth in the SEC Reports, and except for liabilities and obligations incurred since September 30, 2005 in the ordinary course of business, consistent with past practice, as of the date hereof: (i)
the Company and its Subsidiaries do not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) and (ii) there has not been any aspect of the prior or current conduct of the business of the Company or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in a Material Adverse Effect.

      (I)     MATERIAL CHANGES. Except as set forth in the SEC Reports or on
Schedule 3.1(i), since September 30, 2005, the Company has conducted its business only in the ordinary course, consistent with past practice, and since such date there has not occurred:

              (i)   any event, occurrence or development that has had or that
could reasonably be expected to result in a Material Adverse Effect on the
Company or any of its Subsidiaries;

              (ii)  any amendments or changes in the charter documents of the
Company and its Subsidiaries;

              (iii) any:

                    (A) incurrence, assumption or guarantee by the Company or
its Subsidiaries of any debt for borrowed money other than (i) equipment leases made in the ordinary course of business, consistent with past practice and (ii)
any such incurrence, assumption or guarantee with respect to an amount of
$25,000 or less that has been disclosed in the SEC Reports;

                                       10

                    (B) other than as set forth on Schedule 3.1(i)(iii)(A)
hereto, issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company;

                    (C) issuance or sale of options or other rights to acquire from the Company or its Subsidiaries, directly or indirectly, securities of the
Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practice;

                    (D) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company;

                    (E) discharge or satisfaction of any material Lien;

                    (F) declaration or making any payment or distribution to
stockholders or purchase or redemption of any share of its capital stock or other security other than to directors, officers and employees of the Company or its Subsidiaries as compensation for services rendered to the Company or its
Subsidiary (as applicable) or for reimbursement of expenses incurred on behalf of the Company or its Subsidiary (as applicable);

                    (G) sale, assignment or transfer of any of its intangible
assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice;

                    (H) waiver of any right of substantial value whether or not in the ordinary course of business;

                    (I) material change in officer compensation, except in the ordinary course of business and consistent with past practice; or

                    (J) other commitment (contingent or otherwise) to do any of the foregoing.

              (iv)  other than as set forth on Schedule 3(i)(iv) hereto, any creation, sufferance or assumption by the Company or any of its Subsidiaries of any Lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $25,000 outstanding at any time;

              (v)   any entry into, amendment of, relinquishment, termination or non-renewal by the Company or its Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; or

              (vi)  other than as set forth on Schedule 3(i)(vi) hereto, any transfer or grant of a right with respect to the patents, trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Company or its Subsidiaries, except as among the
Company and its Subsidiaries.

                                       11

      (J)     LITIGATION. There is no action, suit, inquiry, notice of
violation, proceeding or, to the knowledge of the Company, investigation pending nor, to the knowledge of the Company, is any of the above threatened against the
Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority
(federal, state, county, local or foreign) (collectively, an "Action") which (i)
adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or result in a Material Adverse Effect. Neither the
Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty within the past five (5) years. To the knowledge of the Company, there has not been and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act within the past eight (8) years.

      (K)     LABOR RELATIONS. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could have or result in a Material Adverse Effect.

      (L)     COMPLIANCE. Neither the Company nor any Subsidiary (i) is in
default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is currently in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii)
is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i) and
(iii) as would not have or reasonably be expected to result in a Material
Adverse Effect.

      (M)     LICENSES; COMPLIANCE WITH FDA AND OTHER REGULATORY REQUIREMENTS.

              (i)   The Company holds all material authorizations, consents,
approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company and its Subsidiaries as presently operated (the "Governmental Authorizations"). All the Governmental
Authorizations have been duly issued or obtained and are in full force and effect, and the Company and its Subsidiaries are in material compliance with the terms of all the Governmental Authorizations. The Company and its Subsidiaries
have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

              (ii)  Without limiting the generality of the representations and warranties made in sub-paragraph (i) above, the Company represents and warrants that (i) the Company and each of its Subsidiaries is in material compliance with all applicable provisions of the United States

                                       12

Federal Food, Drug, and Cosmetic Act and the rules and regulations promulgated thereunder (the "FDC Act") and equivalent laws, rules and regulations in jurisdictions outside the United States in which the Company or its Subsidiaries do business, (ii) its products and those of each of its Subsidiaries that are in the Company's control are not adulterated or misbranded and are in lawful distribution, (iii) all of the products marketed by and within the control of the Company comply in all material respects with any conditions of approval and the terms of the application by the Company to the appropriate Regulatory
Authorities, (iv) no Regulatory Authority has initiated legal action with respect to the manufacturing of the Company's products, such as seizures or required recalls, and the Company is in compliance with applicable good manufacturing practice regulations, (v) its products are labeled and promoted by the Company and its representatives in substantial compliance with the applicable terms of the marketing applications submitted by the Company to the
Regulatory Authorities and the provisions of the FDC Act and foreign equivalents, (vi) all adverse events that were known to and required to be reported by Company to the Regulatory Authorities have been reported to the
Regulatory Authorities in a timely manner, (vii) neither the Company nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act or foreign equivalents,
(viii) all stability studies required to be performed for products distributed by the Company or any of its Subsidiaries have been completed or are ongoing in material compliance with the applicable Regulatory Authority requirements, (ix)
any products exported by the Company or any of its Subsidiaries have been exported in compliance with the FDC Act and (x) the Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the
Controlled Substances Act. For purposes of this Section 3.1(m), "Regulatory
Authority" means any governmental authority in a country or region that regulates the manufacture or sale of Company's products, including, but not limited to, the United States Food and Drug Administration.

      (N)     TITLE TO ASSETS. The Company and the Subsidiaries do not own any
real property, and have good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, except those, if any, reflected in the Company's financial statements or incurred in the ordinary course of business consistent with past practice or which would not cause a
Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies) with which the
Company and the Subsidiaries are in material compliance.

      (O)     INTELLECTUAL PROPERTY.

              (i)   The Company or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Company and its Subsidiaries (collectively, the "Rights") and in and to each material invention, software, trade secret, technology, product, composition, formula and method of process used by the Company or its
Subsidiaries (the Rights and such other items, the "Intellectual Property"), and, to the Company's knowledge, has the right to use the same, free

                                       13

and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement) except as would not cause a
Material Adverse Effect;

              (ii)  other than as set forth in the SEC Reports and except as in the ordinary course of business, no royalties or fees (license or otherwise)
are payable by the Company or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property;

              (iii) there have been no written claims made against the
Company or its Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the best of the
Company's knowledge, there are no reasonable grounds for any such claims which would cause a Material Adverse Effect;

              (iv)  neither the Company nor its Subsidiaries have made any claim of any violation or infringement by others of its rights in the
Intellectual Property, and to the best of the Company's knowledge, no reasonable grounds for such claims exist; and

              (v)   neither the Company nor its Subsidiaries have received
written notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property which would cause a Material Adverse Effect.

      (P)     INSURANCE. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the
Company and the Subsidiaries are engaged. All of the insurance policies of the
Company and its Subsidiaries are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and its Subsidiaries have complied with all material terms and conditions thereof. Neither the
Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

      (Q)     TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as provided in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and
(c) for other employee benefits, including stock option agreements and other stock awards under any equity compensation plan of the Company.

      (R)     INTERNAL ACCOUNTING CONTROLS. The Company and each of the
Subsidiaries maintains a system of internal accounting controls sufficient in the judgment of the Company's management to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset

                                       14

accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The
Company has established disclosure controls and procedures (as defined in
Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that the Company is able to collect the information that it is required to disclose in the reports it files with the
Commission and to process, summarize and disclose this information in the time periods specified in the Commission's rules. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of
September 30, 2005. The Company presented in its Form 10-Q for the quarter ended
September 30, 2005, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of September 30, 2005. Since September 30, 2005, there have been no significant changes in the Company's internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15) or, to the
Company's knowledge, in other factors that could significantly affect the
Company's internal controls.

      (S)     CERTAIN FEES. Except for fees payable to SCO Securities LLC, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other
Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

      (T)     PRIVATE PLACEMENT; INTEGRATED OFFERING. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the
Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. Neither the Company, nor any of its
Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the
Securities to be integrated with prior offerings by the Company for purposes of the Securities Act and would as a result require registration under the
Securities Act or trigger any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

      (U)     CHARTER, BYLAWS AND CORPORATE RECORDS. The minute books of the
Company and its Subsidiaries contain in all material respects complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of the Company and its Subsidiaries from the date of incorporation of each such entity to the date hereof. All material corporate decisions and actions have been validly made or taken. All corporate books, including without limitation the share transfer register, comply in all material respects with applicable laws and regulations and have been regularly updated.

                                       15

      (V)     REGISTRATION RIGHTS. Except as set forth in Schedule 3.1(v), no
Person has any right to cause the Company to effect the registration under the
Securities Act of any securities of the Company.

      (W)     LISTING AND MAINTENANCE REQUIREMENTS. Except as set forth on
Schedule 3(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

      (X)     TAXES. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Company and its
Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are, in all material respects, correct and complete and, in all material respects, reflect accurately all liability for taxes of the Company and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding,
FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Company and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the Closing Date, were fully collected and paid by such date if due by such date or provided for by adequate reserves in the financial statements contained in the SEC Reports as of and for the periods ended September 30, 2005
(other than taxes accruing after such date) and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. No taxation authority has sought to audit the records of the Company or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Company's or any of its
Subsidiaries' alleged failure to provide any such tax returns, reports or related information and disclosure. No material claims or deficiencies have been asserted against or inquiries raised with the Company or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Company or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the best of the Company's knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the
Company nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

      (Y)     ENVIRONMENTAL MATTERS. None of the premises or any properties owned, occupied or leased by the Company or its Subsidiaries (the "Premises")
has been used by the Company or the Subsidiaries or, to the Company's knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a "hazardous substance" under applicable
Environmental Laws (hereinafter defined) ("Hazardous Substances") in violation of any applicable Environmental Laws. To its knowledge, the Company has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar

                                       16

response activity. No Hazardous Substances are present as a result of the actions of the Company or, to the Company's knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Company under applicable Environmental Laws. The Company and, to the Company's knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any
Hazardous Substance (the "Environmental Laws"). Neither the Company nor, to the
Company's knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Company's knowledge, threatened against the Company or, to the Company's knowledge, any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Company, there is no basis for the institution of any such proceeding, suit or investigation.

      (Z)     DISCLOSURE. The Company confirms that neither the Company nor any other Person acting on its behalf and at the direction of the Company, has provided any of the Purchasers or their agents or counsel with any information that in the Company's reasonable judgment, at the time such information was furnished, constitutes material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this
Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      (AA)    NO ADDITIONAL REPRESENTATIONS. Each Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1 or in any Transaction Document.

      (BB)    POISON PILL. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's
Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement and the Transaction Documents, including without limitation the Company's issuance of the Securities and the
Purchasers' ownership of the Securities.

                                       17

      3.2     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

      Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

      (A)     ORGANIZATION; AUTHORITY; ENFORCEABILITY. Such Purchaser (other than individuals) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.
The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction
Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      (B)     GENERAL SOLICITATION. Such Purchaser is not purchasing the
Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

      (C)     NO PUBLIC SALE OR DISTRIBUTION. Such Purchaser is (i) acquiring the Notes and Warrants and (ii) upon conversion of the Notes or exercise of the
Warrants will acquire the Conversion Shares or Warrant Shares, as applicable, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the
Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.
Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

      (D)     ACCREDITED INVESTOR STATUS. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

      (E)     RESIDENCY. Such Purchaser is a resident of the jurisdiction set forth below such Purchaser's name on Schedule 1 attached hereto.

      (F)     RELIANCE ON EXEMPTIONS. Such Purchaser understands that the
Notes and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Stock and Warrants.

                                       18

      (G)     INFORMATION. Such Purchaser and its advisors, if any, have been furnished with all publicly available materials (or such materials have been made available to such Purchaser) relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Notes and Warrants as have been requested by such
Purchaser, including without limitation the Company's Form 10-K for the period ended December 31, 2004, Forms 10-Q for the periods ended March 31, 2005, June
30, 2005 and September 30, 2005 and Forms 8-K filed by the Company since January
1, 2005. Each Purchaser acknowledges that it has read and understands the risk factors set forth in such Form 10-K, Forms 10-Q and Forms 8-K. Neither such review nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such
Purchaser's right to rely on the Company's representations and warranties contained herein. Such Purchaser understands that its investment in the Notes and Warrants involves a high degree of risk.

      (H)     NO GOVERNMENTAL REVIEW. Such Purchaser understands that no
United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes and
Warrants or the fairness or suitability of the investment in the Notes and
Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Notes and Warrants.

      (I)     EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in companies engaged in the business in which the Company is engaged, so as to be capable of evaluating the merits and risks of the prospective investment in the Notes and
Warrants, and has so evaluated the merits and risks of such investment. Such
Purchaser is able to bear the economic risk of an investment in the Notes and
Warrants and, at the present time, is able to afford a complete loss of such investment.

      The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

      4.1     TRANSFER RESTRICTIONS.

      (a)     The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an
Affiliate of a Purchaser (who is an accredited investor and executes a customary representation letter) or in connection with a pledge as contemplated in Section
4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably satisfactory to the Company (it being understood that Wiggin and Dana LLP is reasonably satisfactory), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act, provided, however, that in the case of a transfer pursuant to Rule 144, no opinion shall be

                                       19

required if the transferor provides the Company with a customary seller's representation letter, and if such sale is not pursuant to subsection (k) of
Rule 144, a customary broker's representation letter and a Form 144. Any such transferee that agrees in writing to be bound by the terms of this Agreement and the Investor Rights Agreement shall have the rights of a Purchaser under this
Agreement and the Investor Rights Agreement. Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, the Securities may be transferred, in whole or in part, by any of the Purchasers at any time. The Company shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the
Securities being transferred in accordance with this Section 4.1(a).

      (b)     The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in substantially the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE
COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN
EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO
AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH
APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO
THE TRANSFEROR TO SUCH EFFECT, SUCH COUNSEL AND THE SUBSTANCE OF SUCH OPINION
SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. UNLESS PROHIBITED BY APPLICABLE
LAW, RULE OR REGULATION, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A
BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A
FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)
UNDER THE SECURITIES ACT.

      The Company acknowledges and agrees that, unless prohibited by applicable law, rule or regulation, a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an
"accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, however, that such Purchaser shall provide the
Company with such documentation as is reasonably requested by the Company to ensure that the pledge is pursuant to a bona fide margin agreement with a registered broker-dealer or a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule
501(a) under the Securities Act. The Company will execute and deliver such documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule
424(b)(3) under the Securities Act or other applicable provision of the
Securities Act to appropriately amend the list of selling stockholders thereunder.

                                       20

      (c)     Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)),
(i) following any sale of such Conversion Shares or Warrant Shares pursuant to
Rule 144, or (ii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k) (and the holder of such Conversion Shares or Warrant
Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144), or (iii) if such legend is not required under applicable requirements of the Securities Act
(including judicial interpretations and pronouncements issued by the Staff of the Commission) (and the holder of such Conversion Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii)
above to effect the removal of the legend hereunder and shall also cause its counsel to issue a "blanket" legal opinion to the Company's transfer agent promptly after the Effective Date, if required by the Company's transfer agent, to allow sales pursuant to an effective Registration Statement. The Company agrees that at such time as such legend is no longer required under this Section
4.1(c), it will, no later than three Trading Days following the delivery by a
Purchaser to the Company or the Company's transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends; provided that the holder of such Conversion Shares or Warrant
Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this
Section.

      (d)     Each Purchaser, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance on, and the
Purchaser's agreement that, and each Purchaser hereby agrees that, the Purchaser will not sell any Securities except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

      4.2     FURNISHING OF INFORMATION.

      As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of
Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule
144(c), such information as is required for the Purchasers to sell the
Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

                                       21

      4.3     INTEGRATION.

      The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the
Securities Act) that would be integrated with the offer or sale of the
Securities in a manner that would require the registration under the Securities
Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

      4.4     LIMITATION ON FUTURE FINANCING.

      From the date hereof until the earlier of 60 calendar days after the
Closing Date or 15 calendar days after the Effective Date, the Company shall not effect an issuance of its Common Stock or Common Stock Equivalents.
Notwithstanding anything to the contrary herein, this Section 4.4 shall not apply to the following: (a) the granting of options or other equity compensation awards or the issuance of Common Stock or Common Stock Equivalents to employees, independent contractors, officers and directors of the Company pursuant to any equity compensation plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (and the exercise of such options or Common Stock Equivalents), or (b) the exercise of any security issued by the Company in connection with the offer and sale of the
Company's securities pursuant to this Agreement, or (c) the exercise of or conversion of any convertible securities, options, warrants or rights issued and outstanding on the date hereof, or (d) the issuance of Common Stock or Common
Stock Equivalents in connection with acquisitions or strategic investments, partnerships, business relationship or joint venture, the primary purpose of which is not to raise capital, or (e) the issuance of securities pursuant to a stock split or stock dividend or similar capital modification, or (f) the issuance of securities upon the authorization of the Company's Board of
Directors in connection with business conducted by the Company with vendors, lessors or financial institutions in connection with financing transactions.

      4.5     PUBLICITY.

      The Company shall, within two Business Days following the Closing Date, file a Current Report on Form 8-K, disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company and SCO Securities LLC shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser nor SCO
Securities LLC shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser or SCO Securities LLC, or without the prior consent of SCO Securities LLC, with respect to any press release of the Company, except if such disclosure is required by applicable law, rule or regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

      4.6     NON-PUBLIC INFORMATION.

      The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the

                                       22

Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      4.7     USE OF PROCEEDS.

      The Company covenants and agrees that the proceeds from the sale of the
Common Stock and Warrants shall be used by the Company for working capital and general corporate purposes; under no circumstances shall any portion of the proceeds be applied to:

              (i)   accelerated repayment of debt existing on the date hereof
                    (other than payment of trade payables in the ordinary course of the Company's business and consistent with prior
                    practices;

              (ii)  the payment of dividends or other distributions on any capital stock of the Company;

              (iii) the purchase of debt or equity securities of any Person for cash, including the Company and its Subsidiaries, except in connection with investment of excess cash in high quality
                    (A1/P1 or better) money market instruments having maturities of one year or less;

              (iv)  any expenditure not directly related to the business of the
                    Company; or

              (v)   the redemption of any Company equity or equity-equivalent
                    securities.

      4.8     RESERVATION OF COMMON STOCK.

      As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the
Company to issue the maximum number of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the
Warrants.

      4.9     LISTING OF COMMON STOCK.

      The Company hereby agrees that, from time to time, if the Company applies to have the Common Stock traded on any Trading Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary to cause the Conversion Shares and Warrant Shares to be listed on such Trading Market as promptly as possible.

      4.10    BUSINESS OPERATIONS. Until the earlier of: (i) the third year anniversary of the Closing Date and (ii) the date that the Purchasers own less than 50% of the Notes originally issued pursuant to this Agreement or Conversion
Shares issuable upon conversion thereof, the Company shall comply with the following covenants:

                                       23

      (A)     INSURANCE. The Company and its Subsidiaries shall maintain insurance policies such that the representations contained in the first sentence of Section 3.1(p) hereof continue to be true and correct and shall, from time to time upon the written request of the Purchasers, promptly furnish or cause to be furnished to the Purchasers evidence, in form and substance reasonably satisfactory to the Purchasers, of the maintenance of all insurance maintained by it.

      (B)     CORPORATE EXISTENCE; LICENSES. The Company shall preserve and maintain and cause its Subsidiaries to preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Company and its Subsidiaries (except, in each case, in the event of a merger or consolidation in which the Company or its Subsidiaries, as applicable, is not the surviving entity) in each case where the failure to so preserve or maintain could have a Material Adverse Effect on the financial condition, business or operations of the Company and its
Subsidiaries taken as a whole. The Company shall, and shall cause its
Subsidiaries to, maintain at all times all material licenses or permits necessary to the conduct of its business and as required by any governmental agency or instrumentality thereof, including without limitation all Food and
Drug Administration clearances and approvals.

      (C)     TAXES AND CLAIMS. The Company and its Subsidiaries shall duly pay and discharge (a) all taxes, assessments and governmental charges upon or against the Company or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the
Company or its Subsidiaries, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

      (D)     AFFILIATE TRANSACTIONS. Except for transactions approved by the
Company's Audit Committee or a majority of the disinterested members of the board of directors of the Company, neither the Company nor any of its
Subsidiaries shall enter into any transaction with any (i) director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its Subsidiaries, (ii)
member of the immediate family of any such person, or (iii) corporation, partnership, trust or other entity in which any such person, or member of the immediate family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof.

      4.11    SECURITIES LAW COMPLIANCE.

      (A)     SECURITIES ACT. The Company shall timely prepare and file with the
Securities and Exchange Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Common
Stock and Warrants under this Agreement.

      (B)     STATE SECURITIES LAW COMPLIANCE -- SALE. The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a

                                       24

Purchaser resides, as indicated on Schedule 1, with respect to the sale of the
Common Stock and Warrants under this Agreement.

      (C)     STATE SECURITIES LAW COMPLIANCE --RESALE. Beginning no later than
30 days following any date, from time to time, on which the Common Stock is no longer a "covered security" under Section 18(b)(1)(A) of the Securities Act and continuing until either (i) the Purchasers have sold all of their Conversion
Shares and Warrant Shares under a registration statement pursuant to the
Investor Rights Agreement or (ii) the Common Stock becomes a "covered security"
under Section 18(b)(1)(A) of the Securities Act, the Company shall maintain within either Moody's Industrial Manual or Standard and Poor's Standard
Corporation Descriptions (or any successors to these manuals which are similarly qualified as "recognized securities manuals" under state Blue Sky laws) an updated listing containing (i) the names of the officers and directors of the
Company, (ii) a balance sheet of the Company as of a date that is at no time older than eighteen months and (iii) a profit and loss statement of the Company for either the preceding fiscal year or the most recent year of operations.

      4.12    REVERSE STOCK SPLIT. The Company shall use its best efforts to obtain stockholder approval for a 1 for 5 reverse stock split with respect to its Common Stock (the "1 for 5 Split") and to effect such 1 for 5 Split, in each case, as promptly as practicable following the Closing Date. The number of authorized shares of Common Stock of the Company shall not be reduced in connection with the 1 for 5 Split.

      4.13    POISON PILL. From time to time, for as long as any Purchaser holds any Securities, the Company and its Board of Directors shall take all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's
Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement and the Transaction Documents, including without limitation the Company's issuance of the Securities and the
Purchasers' ownership of the Securities.

      4.14    DIRECTOR DESIGNEES. For as long as the Notes issued pursuant to this Agreement remain outstanding, (a) SCO Capital Partners LLC shall have the right, from time to time, to designate two individuals, in the sole discretion of SCO Capital Partners LLC, to serve as directors of the Company (the "SCO
Director Designees"), (b) the Company shall use its best efforts at all times to cause the number of directors to be fixed at a sufficient number such that at least two positions shall be available for the SCO Director Designees (the "SCO
Board Seats"), (c) the Company shall use its best efforts to cause the SCO
Director Designees to be nominated and elected for service as directors of the
Company at each meeting of the Company's shareholders held for the purpose of electing directors and (d) if at any time, or from time to time, one or more of the SCO Board Seats is or becomes vacant for any reason prior to the next annual meeting of shareholders, the Company shall use its best efforts to cause such vacancy to be filled with an SCO Director Designee.

                                       25

                                    ARTICLE V

                    INDEMNIFICATION, TERMINATION AND DAMAGES

      5.1     SURVIVAL OF REPRESENTATIONS.

      Except as otherwise provided herein, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of one (1) year from the Closing Date. The Company's and the Purchasers' warranties and representations shall in no way be affected or diminished in any way by any investigation of (or failure to investigate) the subject matter thereof made by or on behalf of the Company or the Purchasers.

      5.2     INDEMNIFICATION.

      (a)     The Company agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Company in this Agreement or in any of the Transaction Documents; and/or (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

      (b)     The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A)
any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in this Agreement or in any of the Transaction
Documents; (B) any breach of warranty or representation made by the Purchasers in this Agreement or in any of the Transaction Documents; and (C) any and all
third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; provided, however, that a Purchaser's liability under this Section
5.2(b) shall not exceed the Purchase Price paid by such Purchaser hereunder.

      5.3     INDEMNITY PROCEDURE.

      A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the
"Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party". An Indemnified Party under this
Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60)
Business Days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the

                                       26

Indemnified Party may seek indemnification, give prompt written notice to the
Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the
Indemnifying Party are materially prejudiced.

      The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the
Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the
Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld or delayed), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified
Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate in the reasonable opinion of counsel to the Indemnified Party, due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified
Party proceed diligently to defend such claim, then the Indemnified Party may
(after written notice to the Indemnifying Party), at the expense of the
Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties (subject to the execution of appropriate non-disclosure agreements) as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

      With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the
Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying
Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                                       27

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1     FEES AND EXPENSES.

      The Company shall be responsible for the payment of the Purchasers'
reasonable and documented legal fees and other third-party expenses relating to the preparation, negotiation and execution of this Agreement and the Transaction
Documents and the consummation of the transactions contemplated herein.

      6.2     ENTIRE AGREEMENT.

      The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      6.3     NOTICES.

      Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5:00 p.m. (New York City time) on a
Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Purchasers, at each Purchaser's address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

                    Access Pharmaceuticals, Inc.
                    2600 Stemmons Freeway, Suite 176
                    Dallas, Texas 75207
                    Attention: President
                    Facsimile No.: (214) 905-5101

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to:

                    Bingham McCutchen LLP
                    150 Federal Street

                                       28

                    Boston, Massachusetts 02110
                    Attention:  John J. Concannon, III
                    Facsimile No.: (617) 951-8736

Copies of notices to any Purchaser shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.

      6.4     AMENDMENTS; WAIVERS.

      No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each
Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      6.5     CONSTRUCTION.

      The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      6.6     SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Purchasers.

      6.7     NO THIRD-PARTY BENEFICIARIES.

      This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Article V.

      6.8     GOVERNING LAW.

      All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

                                       29

      6.9     JURISDICTION; VENUE; SERVICE OF PROCESS.

      This Agreement shall be subject to the exclusive jurisdiction of the
Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The
parties to this Agreement agree that any breach of any term or condition of this
Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of
New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for
the purpose of resolving any disputes among the parties relating to this
Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in
Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.9 shall affect or limit any right to serve process in any other manner permitted by law.

      6.10    EXECUTION.

      This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      6.11    SEVERABILITY.

      If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      6.12    REPLACEMENT OF SECURITIES.

      If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or

                                       30

destruction and customary and reasonable indemnity (but no bond shall be required), if requested by the Company.

      6.13    REMEDIES.

      In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the
Company will be entitled to specific performance under the Transaction
Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      6.14    PAYMENT SET ASIDE.

      To the extent that the Company makes a payment or payments to any
Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      6.15    INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS.

      The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no
Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the
Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction
Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Wiggin and Dana LLP, but such counsel does not represent any of the Purchasers in this transaction other than SCO Securities LLC. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the
Purchasers.

                                       31

      6.16    WAIVER OF TRIAL BY JURY.

      THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR
PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      6.17    FURTHER ASSURANCES.

      Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

                            [Signature pages follow.]

                                       32

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              COMPANY:

                              ACCESS PHARMACEUTICALS, INC.

                              By: /s/ Stephen B. Thompson
                                  ----------------------------------
                              Name:  Stephen B. Thompson
                              Title: Vice President, CFO

                                       33

                              PURCHASERS:

                              Print Exact Name:   SCO Capital Partners LLC
                                               --------------------------------

                              By:           /s/ Steven H. Rouhandeh
                                 ----------------------------------------------
                              Name:  Steven H. Rouhandeh
                              Title: Chairman

                              Address: 1285 Avenue of the Americas, 35th Floor
                                      -----------------------------------------

                                       New York, NY 10019
                              -------------------------------------------------

                              _________________________________________________

                              Telephone:_______________________________________

                              Facsimile:_______________________________________

                              Email:___________________________________________

                              SSN/EIN:_________________________________________

                              Amount of Investment:$  4,000,000
                                                   ----------------------------

       [Omnibus Access Pharmaceuticals, Inc. Convertible Note and Warrant
                       Purchase Agreement Signature Page]

                                       34

                              PURCHASERS:

                              Print Exact Name:  Beach Capital LLC
                                               --------------------------------

                              By:            /s/ Steven H. Rouhandeh
                                 ----------------------------------------------
                              Name:  Steven H. Rouhandeh
                              Title: Managing Member

                              Address: 1285 Avenue of the Americas, 35th Floor
                                      -----------------------------------------

                                       New York, NY 10019
                              -------------------------------------------------

                              _________________________________________________

                              Telephone:_______________________________________

                              Facsimile:_______________________________________

                              Email:___________________________________________

                              SSN/EIN:_________________________________________

                              Amount of Investment:$  500,000
                                                   ----------------------------

       [Omnibus Access Pharmaceuticals, Inc. Convertible Note and Warrant
                       Purchase Agreement Signature Page]

                                       35

                              PURCHASERS:

                              Print Exact Name:   Lake End Capital LLC
                                               --------------------------------

                              By:        /s/ Jeffrey B. Davis
                                 ----------------------------------------------
                              Name:  Jeffrey B. Davis
                              Title: Managing Member

                              Address:    33 Tall Oaks Drive
                                      -----------------------------------------

                                          Summit, New Jersey 07501
                              -------------------------------------------------

                              _________________________________________________

                              Telephone:_______________________________________

                              Facsimile:_______________________________________

                              Email:___________________________________________

                              SSN/EIN:_________________________________________

                              Amount of Investment:$  500,000
                                                   ----------------------------

       [Omnibus Access Pharmaceuticals, Inc. Convertible Note and Warrant
                       Purchase Agreement Signature Page]

                                       36

                                   SCHEDULE 1

               TO CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

               PURCHASERS, PRINCIPAL AMOUNT OF NOTES AND WARRANTS

-----------------------------------------------------------------------------------------------------------------------------
                                                                             Principal       Common Stock
     Name, Address and Fax Number                                            Amount of        Underlying
             of Purchaser                      Copies of Notices to       Notes Purchased      Warrants      Purchase Price
-----------------------------------------------------------------------------------------------------------------------------

SCO Capital Partners LLC                    Michael Grundei, Esq.
1285 Avenue of the Americas, 35th Floor     Wiggin and Dana LLP
New York, NY 10019                          400 Atlantic Street
Attn: Jeffrey B. Davis                      Stamford, CT  06901             $4,000,000        13,636,364        $4,000,000
T: 212-554-4158                             Tel: 203-363-7630
F: 212-554-4058                             Fax: 203-363-7676
Email: JDavis@SCOGroup.com                  Email: mgrundei@wiggin.com

-----------------------------------------------------------------------------------------------------------------------------

Beach Capital LLC
1285 Avenue of the Americas, 35th Floor
New York, NY 10019
Telephone: (212) 554-4158                                                     $500,000         1,704,545          $500,000
Fax: (212) 554-4058
contact: Steven H. Rouhandeh
e-mail: srouhandeh@scogroup.com

-----------------------------------------------------------------------------------------------------------------------------

                                       37

-----------------------------------------------------------------------------------------------------------------------------
                                                                             Principal       Common Stock
     Name, Address and Fax Number                                            Amount of        Underlying
             of Purchaser                      Copies of Notices to       Notes Purchased      Warrants      Purchase Price
-----------------------------------------------------------------------------------------------------------------------------

Lake End Capital LLC
33 Tall Oaks Drive
Summit, New Jersey 07501                                                      $500,000         1,704,545          $500,000
Attn: Jeffrey B. Davis
T: (212) 554-4158
F: (212) 554-4058

-----------------------------------------------------------------------------------------------------------------------------

TOTALS:                                                                     $5,000,000        17,045,454         $5,000,000

-----------------------------------------------------------------------------------------------------------------------------

                                       38

-----------------------------------------------------------------------------------------------------------------------------
                                                                                             Common Stock
                                                                                              Underlying
                                                                                              Placement
                                                                                                Agent
       PLACEMENT AGENT WARRANTS                Copies of Notice to                             Warrants
-----------------------------------------------------------------------------------------------------------------------------

SCO Capital Parnters LLC                    Michael Grundei, Esq.
1285 Avenue of the Americas, 35th Floor     Wiggin and Dana LLP
New York, NY 10019                          400 Atlantic Street
Attn: Jeffrey B. Davis                      Stamford, CT 06901                                 1,363,635
T: 212-554-4158                             Tel: 203-363-7630
F: 212-554-4058                             Fax: 203-363-7676
Email: JDavis@SCOGroup.com                  Email: mgrundei@wiggin.com

-----------------------------------------------------------------------------------------------------------------------------

Lake End Capital LLC
33 Tall Oaks Drive
Summit, New Jersey 07501                                                                         454,546
Attn: Jeffrey B. Davis
T: (212) 554-4158
F: (212) 554-4058

-----------------------------------------------------------------------------------------------------------------------------

Howard Fischer
SCO Securities LLC
1285 Avenue of the Americas, 35th Floor                                                          227,273
New York, NY 10019
Telephone: (212) 554-4235
Fax: (212) 554-4058

-----------------------------------------------------------------------------------------------------------------------------

                                       39

-----------------------------------------------------------------------------------------------------------------------------

Mark Alvino
c/o SCO Securities LLC
1285 Avenue of the Americas, 35th Floor                                                          227,273
New York, NY 10019
Telephone: (212) 554-4235
Fax: (212) 554-4058

-----------------------------------------------------------------------------------------------------------------------------

TOTALS:                                                                                        2,272,727

-----------------------------------------------------------------------------------------------------------------------------

                                       40